Exhibit 99.1

PMGC Holdings Inc. Signs Non-Binding LOI to Acquire CNC Aerospace Manufacturer Generating $4.5 Million in Annual Revenue

●	Serves Multiple Tier-1 Aerospace Clients

●	AS9100- and ISO 9001-Certified CNC Manufacturer

Newport Beach, CA – June 24, 2025 – PMGC Holdings Inc. (Nasdaq: ELAB) (“PMGC” or the “Company”), a diversified public holding company, today announced that it has entered into a non-binding Letter of Intent (“LOI”) to acquire a U.S.-based, vertically integrated CNC machining company specializing in manufacturing high-complexity components for the aerospace and defense sectors.

About the Target Company

The target company, founded in 1948 is AS9100- and ISO 9001-certified CNC machining firm specializing in precision aerospace components. With over 75 years of experience, the company operates a modern facility equipped with 5-axis CNC machines, advanced CAD/CAM and ERP systems, and offers a full range of secondary services including grinding, EDM, and honing. It serves commercial and defense aerospace customers with ultra-tight tolerances and cleanroom-capable production, delivering high-quality parts backed by strong customer service and long-standing client relationships.With a 2024 revenue base of approximately $4.5 million and $500,000 in adjusted EBITDA, the business combines consistent profitability with a reputation for quality and reliability. Target’s growth has been entirely organic—built on decades of customer referrals, repeat business, and trusted vendor relationships.

Strategic Fit

This marks PMGC’s latest step in its strategy to acquire specialized U.S. manufacturers operating in sectors where quality, certification, and technical expertise create long-term value. The aerospace sector, in particular, is experiencing renewed demand for certified domestic suppliers as federal incentives and geopolitical realignment continue to push toward onshoring and supply chain resiliency.

“This company exemplifies the kind of certified, mission-critical supplier we aim to partner with,” said Graydon Bensler, Chief Executive Officer of PMGC. “Its deep integration into high-trust aerospace supply chains, paired with consistent earnings and a strong operational foundation, make it a natural fit for our platform.”

The closing of this anticipated acquisition is subject to customary conditions, including completion of due diligence, certain corporate approvals, and execution and delivery of definitive documentation. We cannot assure that closing of the acquisition will occur.

About PMGC Holdings Inc.

PMGC Holdings Inc. is a diversified holding company that manages and grows its portfolio through strategic acquisitions, investments, and development across various industries. Currently, our portfolio consists of three wholly owned subsidiaries: Northstrive Biosciences Inc., PMGC Research Inc., and PMGC Capital LLC. We are committed to exploring opportunities in multiple sectors to maximize growth and value. For more information, please visit https://www.pmgcholdings.com.

Forward-Looking Statements

Statements contained in this press release regarding matters that are not historical facts are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, as amended. Words such as “believes,” “expects,” “plans,” “potential,” “would” and “future” or similar expressions such as “look forward” are intended to identify forward-looking statements. Forward-looking statements are made as of the date of this press release and are neither historical facts nor assurances of future performance. Instead, they are based only on our current beliefs, expectations and assumptions regarding the future of our business, future plans and strategies, projections, anticipated events and trends, the economy, activities of regulators and future regulations and other future conditions. Because forward-looking statements relate to the future, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict and many of which are outside of our control. Although the Company believes that the expectations expressed in these forward-looking statements are reasonable, it cannot assure you that such expectations will turn out to be correct, and the Company cautions investors that actual results may differ materially from the anticipated results. Therefore, you should not rely on any of these forward-looking statements. These and other risks are described more fully in PMGC Holdings’ filings with the United States Securities and Exchange Commission (“SEC”), including the “Risk Factors” section of the Company’s Annual Report on Form 10-K for the year ended December 31, 2024, filed with the SEC on March 28, 2025, and its other documents subsequently filed with or furnished to the SEC. Investors and security holders are urged to read these documents free of charge on the SEC’s web site at www.sec.gov. All forward-looking statements contained in this press release speak only as of the date on which they were made. Except to the extent required by law, the Company undertakes no obligation to update such statements to reflect events that occur or circumstances that exist after the date on which they were made.

IR Contact:

IR@pmgcholdings.com